UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): DECEMBER 5, 2005

000-15701

(Commission file number)

NATURAL ALTERNATIVES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-1007839
(State of incorporation)	(IRS Employer Identification No.)

1185 Linda Vista Drive San Marcos, California 92078	(760) 744-7340
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 5, 2005, Natural Alternatives International, Inc., a Delaware corporation (“NAI”), acquired Real Health Laboratories, Inc., a California corporation (“RHL”). The acquisition of RHL by NAI was effected pursuant to the terms of a Stock Purchase Agreement, effective as of December 5, 2005 (“Stock Purchase Agreement”), by and among NAI, William H. Bunten II and/or Elizabeth W. Bunten, as the trustees of The Bunten Family Trust dated April 14, 2001 (collectively, “Bunten”), John F. Dullea and Carolyn A. Dullea, as the trustees of The John F. and Carolyn A. Dullea Trust dated June 20, 2001 (collectively, “Dullea”), Lincoln Fish (“Fish”), and Michael L. Irwin, as trustee of The Michael L. Irwin Trust u/t/a June 25, 1991 (“Irwin”). Bunten, Dullea, Fish and Irwin may be referred to herein individually as a “Selling Stockholder” or collectively as the “Selling Stockholders.”

Pursuant to the terms of the Stock Purchase Agreement, NAI acquired from the Selling Stockholders all of the issued and outstanding shares of common stock, no par value, of RHL for an aggregate purchase price of $8,667,000, consisting of cash in the amount of $5,808,246, $1,000,000 of which is being held in an escrow account for 90 days following the close of the Acquisition (as hereinafter defined) for the purpose of providing a fund for the payment of any amounts that may be owed by the Selling Stockholders to NAI during such period in connection with the indemnification obligations of the Selling Stockholders under the Stock Purchase Agreement, and the issuance to the Selling Stockholders of an aggregate of 510,000 shares of NAI’s authorized but unissued shares of common stock, $0.01 par value per share (the “Acquisition”). Solely for purposes of calculating the portion of the purchase price payable in cash, NAI and the Selling Stockholders agreed to value the shares of NAI stock issued to the Selling Stockholders at an aggregate amount equal to $2,858,754, based on the trailing ten day average of the last reported sale price of the NAI common stock on the Nasdaq Stock Market prior to the close of the Acquisition. At the close of the Acquisition, RHL became a wholly-owned subsidiary of NAI.

As part of the Acquisition and as further described below under Item 5.02, the officers and directors of RHL prior to the Acquisition each resigned their positions with RHL effective upon the close of the Acquisition, with the exception of Mr. John F. Dullea who resigned as director and Chief Executive Officer of RHL but who will continue as President of RHL after the Acquisition. Mark LeDoux, a director and the Chief Executive Officer of NAI, and Randell Weaver, the President of NAI, have been appointed as the directors of RHL. In addition, Mr. Weaver has been appointed as the Chief Executive Officer of RHL and Mr. John R. Reaves, the Chief Financial Officer of NAI, has been appointed the Chief Financial Officer of RHL, each effective upon the close of the Acquisition.

In addition, as part of the Acquisition, NAI agreed to (i) pay in full at the close of the Acquisition the aggregate outstanding principal balances, plus accrued and unpaid interest thereon, of RHL’s outstanding lines of credit, which outstanding balances and accrued interest totaled approximately $589,790; (ii) pay $35,000 of the legal fees and expenses incurred by RHL and/or the Selling Stockholders in connection with the Acquisition; and (iii) file a resale registration statement with the United States Securities and Exchange Commission (“SEC”) no later than 90 days after the close of the Acquisition covering all shares of common stock issued by NAI to the Selling Stockholders in connection with the Acquisition, which shares are currently restricted securities and are subject to Lock-Up Agreements with the Selling Stockholders generally prohibiting the Selling Stockholders from selling such shares until the earlier of 180 days after the close of the Acquisition or the effective date of the resale registration statement.

To fund, in part, the cash purchase price of the Acquisition, NAI acquired an additional $3,800,000 term loan with a term of four years, secured by certain equipment of NAI, at an interest rate of LIBOR (3 month) plus 2.1%. The remainder of the cash purchase price was paid from NAI’s available cash on hand.

NAI also has negotiated certain amendments to its credit facility including (i) an increase in its ratio of total liabilities/tangible net worth covenant from 1.0/1.0 to 1.25/1.0 through June 2007 (the ratio returns to 1.0/1.0 thereafter); (ii) a limit on capital expenditures of $5,500,000 for fiscal years 2006 and 2007; (iii) an extension of the maturity date for the working capital line of credit from November 2006 to November 2007; (iv) an increase in NAI’s ability to incur additional aggregate annual operating lease expenses from

$100,000 to $500,000 without prior approval from the lender; (v) an increase in NAI’s ability to create specific indebtedness other than with the lender of the credit facility from $0 to $1,000,000; and (vi) replacement of the EBITDA coverage ratio with a fixed charge coverage ratio (aggregate of net profit after taxes, depreciation and amortization expenses and net contributions/aggregate current maturity of long-term debt and capitalized lease payments) not less than 1.25/1.0 as of each fiscal quarter end. Final documents for execution by the bank and NAI reflecting these amendments are being prepared.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As a result of the Acquisition described in more detail under Item 1.01 above, which disclosure is incorporated herein by reference, on December 5, 2005, RHL became a wholly-owned subsidiary of NAI.

RHL is located in San Diego, California and markets branded nutritional supplements and other lifestyle products. RHL sells its supplements through many of the larger U.S. retailers and also markets nutritional supplements and other products through lifestyle catalogs. RHL’s operations include graphic design, creative, fulfillment and call center activities.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 5, 2005, to fund, in part, the cash purchase price of the Acquisition, NAI acquired an additional $3,800,000 term loan with a term of four years, secured by certain equipment of NAI, at an interest rate of LIBOR (3 month) plus 2.1%. Principal and accrued and unpaid interest on the loan are payable monthly during the term of the loan.

Item 3.02	Unregistered Sales of Equity Securities

On December 5, 2005, as part of the consideration payable to the Selling Stockholders in connection with the Acquisition, NAI issued to the Selling Stockholders 510,000 shares, in the aggregate, of NAI’s authorized but unissued shares of common stock, $0.01 par value per share, under Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended. Each Selling Stockholder represented to NAI that he or it was an “accredited investor” as such term is defined under such Regulation D.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As part of the Acquisition, the officers and directors of RHL prior to the Acquisition each resigned their positions with RHL effective upon the close of the Acquisition, with the exception of Mr. John F. Dullea who resigned as director and Chief Executive Officer of RHL but who will continue as President of RHL after the Acquisition. Mark LeDoux, a director and the Chief Executive Officer of NAI, and Randell Weaver, the President of NAI, have been appointed as the directors of RHL. In addition, Mr. Weaver has been appointed as the Chief Executive Officer of RHL and Mr. John R. Reaves, the Chief Financial Officer of NAI, has been appointed the Chief Financial Officer of RHL, each effective upon the close of the Acquisition. The business experience of Mr. Dullea is shown below.

John F. Dullea (Age 57)

President of RHL

Mr. Dullea has been the President of RHL since 1998. Previously, he served as director and Chief Executive Officer of RHL (1998 – December 5, 2005). Before joining RHL, Mr. Dullea was President of Market Makers International, a Vice President with KAO Corporation of Japan, and a Senior Consumer Products Executive with Johnson & Johnson, where he worked for 21 years. He received a Bachelor of Science degree in Mathematics from St. Peters College in New Jersey.

Effective as of December 5, 2005, RHL entered into an employment agreement with Mr. Dullea. Under the terms of the agreement, Mr. Dullea’s employment is at-will and the employment may be terminated at any time, with or without cause, by either Mr. Dullea or RHL. Mr. Dullea will receive an annual salary of $275,000, payable no less frequently than monthly, and may receive certain employee benefits available generally to all employees or specifically to executives of RHL and/or NAI, including bonus compensation in a manner and at a level determined from time to time by the Board of Directors of RHL and/or NAI. Under the terms of the employment agreement, Mr. Dullea will be entitled to a severance benefit, including standard employee benefits available to other corporate officers of RHL and to the corporate officers of NAI, if he is terminated by RHL without cause in an amount equal to two years’ base salary, if any such termination occurs on or before December 5, 2007, or an amount equal to eighteen months’ base salary if any such termination occurs after December 5, 2007, provided in each case he executes and delivers to RHL a general release of claims. If he does not execute and deliver a general release of claims, the severance benefit is reduced to one month’s compensation. Mr. Dullea is not entitled to any severance benefit if he is terminated by RHL for cause, or if he voluntarily resigns or retires. If Mr. Dullea is terminated by RHL without cause upon a change in control, he is entitled to receive a severance benefit in an amount equal to two years’ compensation, provided he executes and delivers to RHL a general release of claims. If he does not execute and deliver a general release of claims, the severance benefit is reduced to one month’s compensation. In addition, upon death or if he is terminated by RHL without cause upon a change of control, all then outstanding options held by Mr. Dullea become fully exercisable, provided that he executes and delivers to RHL a general release of claims.

On December 2, 2005, NAI’s Board of Directors granted to Mr. Dullea, pursuant to NAI’s 1999 Omnibus Equity Incentive Plan, options to purchase 100,000 shares, in the aggregate, of NAI’s common stock at an exercise price of $6.655 per share and with a term of five years. The options vest 34% on December 5, 2006 and an additional 33% on each of December 5, 2007 and December 5, 2008.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

The required financial statements will be provided by amendment to this Form 8-K not later than February 20, 2006.

(b)	Pro forma financial information.

The required pro forma financial information will be provided by amendment to this Form 8-K not later than February 20, 2006.

(d)	Exhibits.

10.1	Stock Purchase Agreement effective as of December 5, 2005, by and among NAI and William H. Bunten II and/or Elizabeth W. Bunten, as the trustees of The Bunten Family Trust dated April 14, 2001, John F. Dullea and Carolyn A. Dullea, as the trustees of The John F. and Carolyn A. Dullea Trust dated June 20, 2001, Lincoln Fish, and Michael L. Irwin, as trustee of The Michael L. Irwin Trust u/t/a June 25, 1991

10.2	Form of Lock-Up Agreement effective as of December 5, 2005 entered into between NAI and each Selling Stockholder

10.3	Employment Agreement effective as of December 5, 2005, by and between RHL and John F. Dullea

10.4	Lease of RHL Facilities in San Diego, California between RHL and Lessor dated February 5, 2003

10.5	Promissory Note made by NAI for the benefit of Wells Fargo Equipment Finance, Inc. in the amount of $3,800,000

10.6	Patent License Agreement by and between Unither Pharma, Inc. and RHL dated May 1, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natural Alternatives International, Inc.

Date: December 9, 2005	By:	/s/ John Reaves
John Reaves
Chief Financial Officer